CONFIDENTIAL

EQUITY PLEDGE AGREEMENT

AMONG

JERVEY CHOON

DSWISS (HK) LIMITED

AND

DSWISS BIOTECH SDN BHD

JUNE 27, 2016

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (hereinafter, this “AGREEMENT”) is entered into in Malaysia as of JUNE 27, 2016 by and among the following Parties:

(1) JERVEY CHOON

ADDRESS: [Redacted]

IDENTITY CARD NUMBER: [Redacted]

(2) DSWISS (HK) LIMITED. (“DSHK”)

REGISTERED ADDRESS: Rm 405, 4/F Energy Plaza, Tsim Sha Tsui East, Kowloon, Hong Kong

(3) DSWISS BIOTECH SDN BHD. (“DSBT”)

REGISTERED ADDRESS: A-08-06, Tropicana Avenue, Tropicana Golf & Country Resort, 47410 Petaling Jaya, Selangor. Malaysia

(The above parties shall hereinafter be individually referred to as a “PARTY” and collectively, “PARTIES”.

JERVEY CHOON hereinafter referred to as an “PLEDGOR”; DSHK hereinafter referred to as a “PLEDGEE”.)

WHEREAS:

(1) As of the date of this Agreement, JERVEY CHOON and DSHK are the enrolled Shareholder of DSBT, legally holding all the equity in DSBT, of which JERVEY CHOON holding 60% interest, DSHK holding 40%.

(2) Pursuant to the Call Option Agreement dated as of JUNE 27, 2016 among DSHK , DSBT and the Pledgor (hereinafter, the “CALL OPTION AGREEMENT”), the Pledgor shall transfer part or all of the equity interest of the DSBT to DSHK and/or any other entity or individual designated by DSHK at the request of the DSHK.

(3) Pursuant to the Shareholders’ Voting Right Proxy Agreement dated as of JUNE 27, 2016 among DSHK, DSBT and the Pledgor (hereinafter, the “PROXY AGREEMENT”), Pledgor has already irrevocably entrusted the personnel designated by DSHK then with full power to exercise on her behalf all of her shareholders’ voting rights in DSBT.

(4) Pursuant to the Management Services Agreement dated as of JUNE 27, 2016 among DSHK and DSBT (hereinafter, the “SERVICE AGREEMENT”), DSBT has already engaged DSHK exclusively to provide them with relevant management and consultation and other services, for which the DSBT will respectively pay DSHK services accordingly.

(5) As security for performance by the Pledgor of the Contract Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below), the Pledgor agrees to pledge all of her DSBT Equity to the Pledgee and grants the Pledgee the right to request for repayment in first priority and DSBT agrees such equity pledge arrangement.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 - DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“CONTRACT OBLIGATIONS” shall mean all contractual obligations of Pledgor under the Call Option Agreement , Proxy Agreement and this Agreement; all contractual obligations of DSBT under the Management Services Agreement, Call Option Agreement, Proxy Agreement and this Agreement.

“GUARANTEED LIABILITIES” shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by Pledgee due to any Breaching Event (as defined below) of Pledgor, and all fees incurred by Pledgee for the enforcement of the Contractual Obligations of Pledgor.

“TRANSACTION AGREEMENTS” shall mean the Call Option Agreement and the Proxy Agreement in respect of Pledgor; the Management Services Agreement, and Proxy Agreement in respect of DSBT.

“BREACHING EVENT” shall mean any breach by Pledgor of her Contract Obligations under the Proxy Agreement, Call Option Agreement or this Agreement; any breach by DSBT of its Contract Obligations under the Service Agreement, Call Option Agreement and/or Proxy Agreement.

“PLEDGED PROPERTY” shall mean all of the equity interests in DSBT which are legally owned by the Pledgor as of the effective date hereof and is to be pledges by her to the Pledgee according to provisions hereof as the security for the performance by her and DSBT of their Contractual Obligations, and the increased capital contribution and equity interest described in Articles 2.6 and 2.7 hereof;

“LAWS OF MALAYSIA” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of Malaysia.

1.2 The references to any laws of Malaysia here in shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - EQUITY PLEDGE

2.1 Pledgor hereby agrees to pledge the Pledged Property, which she legally owns and has the right to dispose of, to Pledgee according to the provisions hereof as the security for the performance of the Contract Obligations and the repayment of the Guaranteed Liabilities. DSBT hereby agrees that the Pledgor legally holding equity interest in it to pledge the Pledged Property to the Pledgee according to the provisions hereof.

2.2 Pledgor hereby undertakes that she will be responsible for, recording the arrangement of the equity pledge hereunder (hereinafter, the “EQUITY PLEDGE”) on the shareholder register of DSBT on the date hereof, and will do its best endeavor to make registration with registration authorities of industry and commerce of DSBT. DSBT undertakes that it will do its best to cooperate with the Pledgor to complete the registration with authorities of industry and commerce under this Article.

2.3 During the valid term of this Agreement, except for the willful misconduct or gross negligence of Pledgee which has direct cause and effect relationship the reduction in value of the Pledged Property, Pledgee shall not be liable in any way to, nor shall Pledgor have any right to claim in any way or propose any demands on Pledgee, in respect of the said reduction in value of the Pledged Property.

2.4 To the extent not violating provision of Article 2.3 above, in case of any possibility of obvious reduction in value of the Pledged Property which is sufficient to jeopardize Pledgee’s rights, Pledgee may at any time auction or sell off the Pledged Property on behalf of Pledgor, and discuss with Pledgor to use the proceeds from such auction or sale-off as pre-repayment of the Guaranteed Liabilities, or may submit such proceeds to the local notary institution where Pledgee are domiciled (any fees incurred in relation thereto shall be borne by Pledgor).

2.5 DSHK as Pledgee shall be deemed to have created the encumbrance of first order in priority on the Pledged Property, and in case of any Breaching Event, Pledgee shall have the right to dispose of the Pledged Property in the way set out in Article 4 hereof.

2.6 Only upon prior consent by Pledgee shall Pledgor be able to increase their capital contribution to any or all of the DSBT. Further capital contribution made by Pledgor in DSBT shall also be part of the Pledged Property.

2.7 Only upon prior consent by Pledgee shall Pledgor be able to receive dividends or share profits from the Pledged Property. The dividends or the profits received by Pledgor from the Pledged Property shall be deposited into Pledgee’s bank account designated by Pledgee respectively, to be under the supervision of Pledgee and used as the Pledged Property to repay in priority the Guaranteed Liabilities.

2.8 Pledgor agrees to bear liabilities to Pledgee upon occurrence of any Breaching Event on the DSBT and Pledgee shall have the right, upon occurrence of the Breaching Event, to dispose of any Pledged Property of either of Pledgor in accordance with the provisions hereof.

ARTICLE 3 - RELEASE OF PLEDGE

In respect of equity interest of DSBT, upon full and complete performance by Pledgor of all of her Contractual Obligations, Pledgee shall, at the request of Pledgor, release the pledge created on DSBT under this Agreement, and shall cooperate with Pledgor to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of DSBT, with the reasonable fees incurred in connection with such release to be borne by Pledgee with the same proportion.

ARTICLE 4 - DISPOSAL OF THE PLEDGED PROPERTY

4.1 Pledgor, DSBT and Pledgee hereby agree that, in case of any Breaching Event, Pledgee shall have the right to exercise, upon giving written notice to Pledgor, all of the remedial rights and powers enjoyable by them under laws of Malaysia, including but not limited to being repayment in priority with proceeds from auctions or sale-offs of the Pledged Property. Pledgee shall not be liable for any loss as the result of their reasonable exercise of such rights and powers.

4.2 Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on their respective behalf any and all rights and powers set out above, and neither Pledgor nor DSBT shall oppose thereto.

4.3 The reasonable costs incurred by Pledgee in connection with their exercise of any and all rights and powers set out above shall be borne by Pledgor, and Pledgee shall have the right to deduct the costs actually incurred from the proceeds that they acquire from the exercise of the rights and powers.

4.4 The proceeds that Pledgee acquire from the exercise of their respective rights and powers shall be used in the priority order as follows:

- First, to pay any cost incurred in connection with the disposal of the Pledged Property and the exercise by Pledgee of their respective rights and powers (including remuneration paid to their respective legal counsels and agents);

- Second, to pay any taxes and levies payable for the disposal of the Pledged Property; and

- Third, to repay Pledgee for the Guaranteed Liabilities.

In case of any balance after payment of the above amounts, Pledgee shall return the same to Pledgor according to the relevant laws and rules or submit the same to the local notary institution where Pledgee are domiciled (any fees incurred in relation thereto shall be borne by Pledgor).

ARTICLE 5 - FEES AND COSTS

All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees, etc shall be borne by Pledgee with the same proportion.

ARTICLE 6 - CONTINUITY AND NO WAIVE

The Equity Pledge hereunder is a continuous guarantee, with its validity to continue until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities. Neither exemption or grace period granted by Pledgee to Pledgor in respect of their breach, nor delay by Pledgee in exercising any of their rights under this Agreement shall affect the rights of Pledgee under this Agreement, relevant laws of Malaysia, the rights of Pledgee to demand at anytime thereafter the strict performance of this Agreement by Pledgor or the rights Pledgee may be entitled to due to subsequent breach by Pledgor of the obligations under this Agreement.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES BY PLEDGOR

Pledgor hereby represents and warrants to Pledgee as follows:

7.1 Pledgor is a Malaysian citizen with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party. The Pledgor has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

7.2 All reports, documents and information concerning Pledgor and all matters as required by this Agreement which are provided by Pledgor to Pledgee before this Agreement comes into effect are true, correct and effective in all material aspects as of the execution hereof.

7.3 At the time of the effectiveness of this Agreement, Pledgor are the sole legal owner of the Pledged Property, with no existing dispute whatever concerning the ownership of the Pledged Property. Pledgor has the right to dispose of the Pledged Property or any part thereof.

7.4 Except for the encumbrance set on the Pledged Property hereunder and the rights set under the Transaction Agreements, there is no other encumbrance or third party interest set on the Pledged Property.

7.5 The Pledged Property is capable of being pledged or transferred according to the laws, and Pledgor has the full right and power to pledge the Pledged Property to Pledgee according to this Agreement.

7.6 This Agreement constitutes the legal, valid and binding obligations on Pledgor when it is duly executed by Pledgor.

7.7 Any consent, permission, waive or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will be fully effective during the valid term of this Agreement.

7.8 The execution and performance by Pledgor of this Agreement are not in violation of or conflict with any laws applicable to them, or any agreement to which they are a party or which has binding effect on their assets, any court judgment, any arbitration award, or any administration authority decision.

7.9 The pledge hereunder constitutes the encumbrance of first order in priority on the Pledged Property.

7.10 All taxes and fees payable in connection with acquisition of the Pledged Property have already been paid in full amount by Pledgor.

7.11 There is no pending or, to the knowledge of Pledgor, threatened litigation, legal process or demand by any court or any arbitral tribunal against Pledgor, or their property, or the Pledged Property, nor is there any pending or, to the knowledge of Pledgor, threatened litigation, legal process or demand by any government authority or any administration authority against Pledgor, or their property, or the Pledged Property, which is of material or detrimental effect on the economic status of Pledgor or their capability to perform the obligations hereunder and the Guaranteed Liabilities.

7.12 Pledgor hereby warrants to Pledgee that the above representations and warranties will remain true, correct and effective at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

BY DSBT

DSBT hereby represents and warrants to Pledgee as follows:

8.1 DSBT is a limited liability corporation duly incorporated and validly existing under laws of Malaysia, with full capacity of disposition and has obtained due authorization to execute, deliver and perform this Agreement and can independently be a subject of actions.

8.2 All reports, documents and information concerning Pledged Property and all matters as required by this Agreement which are provided by DSBT to Pledgee before this Agreement comes into effect are true, correct and effective in all material aspects as of the execution hereof.

8.3 All reports, documents and information concerning Pledged Property and all matters as required by this Agreement which are provided by DSBT to Pledgee after this Agreement comes into effect are true, correct and effective in all material aspects upon provision.

8.4 This Agreement constitutes the legal, valid and binding obligations on DSBT when it is duly executed by DSBT.

8.5 It has full right and authorization to execute and deliver this Agreement and other documents relating to the transaction as stipulated in this Agreement and to be executed by them. It also has full right and authorization to complete the transaction stipulated in this Agreement.

8.6 There is no pending or, to the knowledge of DSBT, threatened litigation, legal process or demand by any court or any arbitral tribunal against DSBT, or their property (including but are not limited to the Pledged Property), nor is there any pending or, to the knowledge of DSBT, threatened litigation, legal process or demand by any government authority or any administration authority against DSBT, or their property (including but are not limited to the Pledged Property), which is of material or detrimental effect on the economic status of DSBT or their capability to perform the obligations hereunder and the Guaranteed Liabilities.

8.7 DSBT hereby warrants to Pledgee that the above representations and warranties will remain true, correct and effective at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

ARTICLE 9 - UNDERTAKINGS BY PLEDGOR

Pledgor hereby undertakes to Pledgee as follows:

9.1 Without the prior written consent by Pledgee, Pledgor shall not establish or permit to establish any new pledge or any other encumbrance on the Pledged Property.

9.2 Without first giving written notice to Pledgee and having Pledgee’s prior written consent, Pledgor shall not transfer the Pledged Property, and any attempt by Pledgor to transfer the Pledged Property shall be null and void. The proceeds from transfer of the Pledged Property by Pledgor shall be used to repay to Pledgee in advance the Guaranteed Liabilities or submit the same to the third party agreed with Pledgee.

9.3 In case of any litigation, arbitration or other demand which may affect detrimentally the interest of Pledgor or Pledgee under the Transaction Agreements and hereunder or the Pledged Property, Pledgor undertake to notify Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of Pledgee, all necessary measures to ensure the pledge interest of Pledgee in the Pledged Property.

9.4 Pledgor shall not carry on or permit any act or action which may affect detrimentally the interest of Pledgee under the Transaction Agreements and hereunder or the Pledged Property.

9.5 Pledgor guarantees that they shall, at the reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) in respect of ensuring the pledge interest of Pledgee in the Pledged Property and the exercise and realization of the rights thereof.

9.6 In case of assignment of any Pledged Property as the result of the exercise of the right to the pledge hereunder, Pledgor guarantee that they will take all necessary measures to realize such assignment.

ARTICLE 10 - UNDERTAKINGS BY DSBT

10.1 Any consent, permission, waive or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder will be cooperated to handle or obtain by DSBT to their best and will be ensured to remain full effective during the valid term of this Agreement.

10.2 Without the prior written consent by Pledgee, DSBT shall not cooperate to establish or permit to establish any new pledge or any other encumbrance on the Pledged Property.

10.3 Without having Pledgee’s prior written consent, DSBT shall not cooperate to transfer or permit to transfer the Pledged Property.

10.4 In case of any litigation, arbitration or other demand which may affect detrimentally the interest of DSBT or Pledgee under the Transaction Agreements and hereunder or the equity of DSBT as the Pledged Property, DSBT undertake to notify Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of Pledgee, all necessary measures to ensure the pledge interest of Pledgee in the Pledged Property.

10.5 DSBT shall not carry on or permit any act or action which may affect detrimentally the interest of Pledgee under the Transaction Agreements and hereunder or the Pledged Property.

10.6 DSBT shall provide Pledgee with the financial statement of the last calendar season within the first month of each calendar season, including but are not limited to the balance sheet, the income statement and the statement of cash flow.

10.7 DSBT guarantee that they shall, at the reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) in respect of ensuring the pledge interest of Pledgee in the Pledged Property and the exercise and realization of the rights thereof.

10.8 In case of assignment of any Pledged Property as the result of the exercise of the right to the pledge hereunder, DSBT guarantee that they will take all necessary measures to realize such assignment.

ARTICLE 11 - ENCUMBRANCE OF FIRST ORDER IN PRIORITY

11.1 DSHK has the encumbrance of first order in priority on any and all Pledged Property. Pursuant to the stipulations of the Transaction Agreement, any Breaching Event under any Transaction Agreement shall result in the occurrence of Breaching Event under other Transaction Agreement, DSHK shall claim the pledge interest hereunder to Pledgor relevant to the Breaching Event, and be repaid in priority in the proportion of their respective security amount from the proceeds obtained according to the disposal of Pledged Property stipulated in Article 4 hereof.

ARTICLE 12 - CHANGE OF CIRCUMSTANCES

12 As supplement and subject to compliance with other terms of the Transaction Agreements and this Agreement, in case that at any time the promulgation or change of any laws of Malaysia, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures enables Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Property in the way provided herein, Pledgor and DSBT shall, at the written direction of Pledgee and in accordance with the reasonable request of Pledgee, promptly take actions and/or execute any agreement or other document, in order to:

(1)	keep this Agreement remain in effect;

(2)	facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3)	maintain or realize the intention or the guarantee established hereunder.

ARTICLE 13 - EFFECTIVENESS AND TERM OF THIS AGREEMENT

13.1 This Agreement shall become effective upon this Agreement is duly executed by Pledgor, DSBT and Pledgee

13.2 This Agreement shall have its valid term until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities.

ARTICLE 14 - NOTICE

14.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

14.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 15 – MISCELLANEOUS

15.1 Pledgee may, upon notice to Pledgor but not necessarily with Pledgor’ consent, assign Pledgee’s rights and/or obligations hereunder to any third party; provided that Pledgor may not, without Pledgee’s prior written consent, assign Pledgor’ rights, obligations and/or liabilities hereunder to any third party. Successors or permitted assignees (if any) of Pledgor shall continue to perform the obligations of Pledgor under this Agreement.

15.2 This Agreement shall be prepared in English language.

15.3 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to laws of Malaysia.

15.4 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to Kuala Lumpur Regional Centre for Arbitration for arbitration in Kuala Lumpur accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

15.5 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

15.6 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter, the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

15.7 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

15.8 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

15.9 This Agreement shall substitute any other documents on the same subject executed by relevant Parties hereof once duly executed.

15.10 Any amendments or supplements to this Agreement shall be made in writing. Except for assignment by Pledgee of its rights hereunder according to Article 15.1 of this Agreement, the amendments or supplements to this Agreement shall take effect only when properly signed by the Parties to this Agreement.

15.11 This Agreement shall be binding on the legal successors of the Parties.

15.12 At the time of execution hereof, Pledgor shall sign respectively a power of attorney (as set out in Appendix I hereto, hereinafter, the “POWER OF ATTORNEY”) to authorize any person designated by DSHK to sign on her behalf according to this Agreement any and all legal documents necessary for the exercise by Pledgee of DSHK’s rights hereunder. Such Power of Attorney shall be delivered to DSHK to keep in custody and, when necessary, DSHK may at any time submit the Power of Attorney to the relevant government authority.

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IN WITNESS HEREOF, the Parties have caused this Call Option Agreement to be executed in Malaysia as of the date first herein above mentioned.

JERVEY CHOON

Signature by:	/s/ Jervey Choon

For and on behalf of

DSWISS (HK) LIMITED (Company chop)

Signature by:	/s/ Leong Ming Chia
Name:	Leong Ming Chia
Position:	Authorized Representative

For and on behalf of

DSWISS BIOTECH SDN BHD (Company chop)

Signed by:	/s/ Jervey Choon
Name:	Jervey Choon
Position:	Authorized Representative

APPENDIX I:

FORMAT OF THE POWER OF ATTORNEY

I, _________________________, hereby entrusts ______________________, [with his/her identity card number ____________,] to be my authorized trustee to sign on my behalf all legal documents necessary or desirous for DSWISS (HK) LIMITED to exercise their rights under the Equity Pledge Agreement between them, myself and DSWISS BIOTECH SDN BHD.

Signature:

Date: